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Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of RadView Software Ltd.

Date: March 26, 2004	/s/ ILAN KINREICH Ilan Kinreich President and Chief Executive Officer
Date: March 26, 2004	/s/ CHRISTOPHER DINEEN Christopher Dineen Chief Financial Officer

        The foregoing certification if being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350 and is not being filed under the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company after the date hereof, regardless of any general incorporation language in such filing.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002